Exhibit 31.2

Certification

I, David M. Davis, certify that:

(1) I have reviewed this Amendment No. 2 to the Annual Report on Form 10-K of US Airways Group, Inc.; and

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ David M Davis
Name: David M. Davis Title: Executive Vice President & Chief Financial Officer Date: August 27, 2004